Exhibit 99.1
Annual Servicer's Certificate
Provided by Nissan Motor Acceptance Corporation
to Holders of Notes and Certificates

NISSAN MOTOR ACCEPTANCE CORPORATION

OFFICER'S CERTIFICATE

The undersigned, Jeffrey L. Edwards, Vice President, Operations of NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the “Company”), does hereby certify, in his capacity as such corporate officer, as follows:

(1)           The undersigned has caused a review of the activities of the Company, in its capacity as Servicer, during the period February 22, 2007 through March 31, 2007 (the “Reporting Period”), and of its performance pursuant to that certain Sale and Servicing Agreement, dated as of February 22, 2007 (the “Agreement”), by and among the Company, Nissan Auto Receivables Corporation II, as Seller, and Nissan Auto Receivables 2007-A Owner Trust, as Issuer (the “Issuer”), to be conducted under his supervision; and

(2)           To the best of the undersigned’s knowledge, based upon such review, the Company has fulfilled all of its obligations under the Agreement throughout the Reporting Period except for certain technical instances of non-compliance with respect to certain reporting requirements and calculations regarding one interest payment and one collateral pool balance.  Both errors were corrected upon recognition and, individually and in the aggregate did not have a material adverse impact on the Noteholders and did not create a Servicer Default under the Agreement.

This Officer’s Certificate is being furnished to Wilmington Trust Company, as Owner Trustee, Wells Fargo Bank, National Association, as Indenture Trustee, Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., as required by Section 4.09(a) of the Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have set my hand effective as of the 29th day of June, 2007.

                            /s/ Jeffrey L. Edwards
                            Jeffrey L. Edwards
                            Vice President, Operations

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